EXHIBIT 3.1

                          CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                          SUNDEW INTERNATIONAL, INC.


It is hereby certified that:

       1. The name of the corporation (hereinafter called the "Corporation") is "SUNDEW INTERNATIONAL, INC."

       2. The certificate of incorporation of the Corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

       "Name:   The  name  of the Corporation is LEGEND INTERNATIONAL HOLDINGS,
INC."

       3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation law of the State of Delaware.

       THE UNDERSIGNED, being an officer of Sundew International, Inc. for the purposes of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation law of the State of Delaware, does make this Amended Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand as of this 13th day of March, 2003.



                                              /s/ Michael C. Tay
                                              --------------------------------
                                              Michael C. Tay
                                              President